UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 710

Houston, Texas 77067

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

    Exhibits.

Exhibit 99.1 News Release issued by MMI Products, Inc. on May 8, 2003 titled "MMI PRODUCTS, INC. REPORTS FIRST QUARTER 2003 RESULTS AND EXPANSION OF REVOLVING CREDIT FACILITY."

Item 9. Regulation FD Disclosure.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure."

On May 8, 2003, MMI Products, Inc. issued a news release regarding the financial results for the fiscal quarter ended March 29, 2003. The full text of the news release is attached hereto as Exhibit 99.1

In discussing this news release during a conference call on May 9, 2003 with bond market analysts, and holders and potential holders of the Company's senior subordinated notes, the following information was disclosed:

During first quarter 2003, the Company changed its estimate of the amount of manufacturing and purchase price variances and vendor rebates that are included in the cost of inventory. First quarter 2003 cost of sales is $0.9 million less than the amount that would have resulted in applying the previous estimation approach. The company records the purchase of certain raw materials and the manufacture of certain finished goods utilizing a standard cost. Although such standard costs are periodically reviewed for reasonableness and adjusted to more closely reflect actual costs if necessary, variances from standards, both favorable and unfavorable, are generated. In addition, purchases of certain raw materials and finished products are subject to rebate arrangements with the suppliers. Thus, the invoice cost of a particular inventory item may ultimately be reduced by a rebate. In order to present inventory and related costs of goods sold in the Company's consolidated financial statements at the lower of cost or market, in accordance with Chapter 4 of Accounting Research Bulletin No. 43 "Restatement and Revision of Accounting Research Bulletins", the Company utilized a systematic method of allocating variances and rebates whereby variances and rebates expected for the full fiscal year were estimated and allocated to interim inventory balances and cost of goods sold based on expected full year inventory turnover statistics. Management believed this method resulted in a materially accurate allocation of actual costs between inventory and costs of goods sold as historical variances and rebates were relatively predictable, stable and low in magnitude. During 2002, a centralized purchasing department was formed. That new organization improved the benefits under existing vendor rebate programs and expanded the number of such programs. The increased significance of these amounts prompted management to review the allocation method utilized to determine interim inventory balances and costs of goods sold. Based on the expected impact of the increased rebate programs, management determined the level of variances and rebates generated might no longer be as stable and predictable as they had been in the past and felt it was more appropriate to change its estimate of allocating these items to include the actual variances and rebates generated (i.e., not the estimated amounts for the full fiscal year) during the respective interim periods and allocate such items based on the interim inventory turn statistics. For the full fiscal year, this change in estimation of variance and rebate allocation is not expected to have a material impact on the Company's financial position or results of operations. In future quarters, the change in estimate is expected to generate cost of goods sold balances that are both higher and lower than the previous approach would have generated depending upon the particular quarter's favorable or unfavorable variances and their magnitude.

The Company expects fiscal year 2003 EBITDA to exceed that reported in fiscal year 2002, and estimates it will probably be in the upper $40 million range, although there can be no assurances that such levels of EBITDA will be obtained. If 2003 EBITDA proves to be in the upper $40 million range, income before interest and income taxes will be approximately less than EBITDA by $13 million of expected 2003 depreciation and amortization expense.

EBITDA represents income before interest and income taxes plus depreciation and amortization. We consider EBITDA to be an important indicator of our operational strength and performance of our business. We present EBITDA because we believe it is frequently used by security analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA should be considered in addition to, not as a substitute for our net income or loss, cash flows, or other measures of financial performance in accordance with accounting principles generally accepted in the United States. EBITDA as presented by us may not be comparable to similarly titled measures reported by other companies.

Statements made in this Current Report on Form 8-K/A and news release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S.; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K/A, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K/A, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMI PRODUCTS, INC.
Date: June 18, 2003	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President and Chief Financial Officer